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                                                       EXHIBIT 10.1 - AS AMENDED




                                AMENDMENT ONE TO

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 1, 2000

                                     BETWEEN

                            THE CHASE MANHATTAN BANK

                                       AND

                     PERFORMANCE TECHNOLOGIES, INCORPORATED


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                             AMENDMENT NUMBER ONE TO
                                CREDIT AGREEMENT

         This Amendment is dated as of November 1, 2000, is made by and between PERFORMANCE TECHNOLOGIES, INCORPORATED, a Delaware corporation with its principal office located at 315 Science Parkway, Rochester, New York 14620 ("Borrower") and THE CHASE MANHATTAN BANK, with an office at One Chase Square, Rochester, New York 14643 ("Bank").

                            STATEMENT OF THE PREMISES
                            -------------------------

         Borrower and Bank have previously entered into, among other agreements, a Credit Agreement, dated as of December 30, 1998 (the "Credit Agreement"). The Borrower and the Bank desire to amend the Credit Agreement as referenced herein.

                           STATEMENT OF CONSIDERATION
                           --------------------------

         Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, Borrower and Bank agree as follows:

                                    AGREEMENT
                                    ---------

         1. DEFINED TERMS. The terms "this Agreement," "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment Number One. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. AMENDMENT. Effective upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:

                  A. The definition of "Revolving Credit Termination Date" is superseded and replaced in its entirety and amended to read:

         "Revolving Credit Termination Date" means October 31, 2002 or such later date to which the Revolving Credit Termination Date then in effect shall be extended in accordance with the provisions of ss.2.04 hereof; provided that if such date is not a Banking Day, the Revolving Credit Termination Date shall be the next succeeding Banking Day.

         3. REPRESENTATIONS. The Borrower hereby represents and warrants to the Bank that except as more particularly set forth on Schedule A "Schedule of Exceptions" attached hereto: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment; (ii) no Event of Default specified in the Credit Agreement and no event, which, with the giving of notice or lapse of time or both, would become such an Event of Default has occurred and is continuing,
(iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Bank; (iv) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action; and (v) the security interest granted by the Borrower to the Bank pursuant to the Security Agreement constitutes a valid, binding and enforceable, first in priority lien on all Collateral subject to such Security Agreement.


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         4. CONDITIONS OF EFFECTIVENESS. This Amendment (including Section 4 hereof) shall become effective when and only when Bank shall have received counterparts of this Amendment executed by Borrower and Bank, and Bank shall have additionally received the following:

                  A. A secretarial certificate of the Borrower in a form reasonably acceptable to Bank, certifying that the December 30, 1998 secretary's certificate of Borrower is true and correct as of November 1, 2000 and as of the date of execution hereof, and the authorizing resolutions and the incumbency of officers of the Borrower remain in full force and effect.

                  B. Payment of all legal and audit expenses incurred by Borrower relating to the Agreement as amended hereby.

                  C. Payment of the $7,500 Facility Fee as required by Section
2.06 of the Agreement.

         5. REFERENCE TO AND EFFECT ON LOAN DOCUMENTS.

                  A. Upon the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                  B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  C. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         6. COSTS AND EXPENSES. Borrower agrees to pay on demand all costs and expenses of Bank in connection with the preparation, execution and delivery of this Amendment and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for Bank.

         7. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

         8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

                                          PERFORMANCE TECHNOLOGIES, INCORPORATED

                                          By:/s/Dorrance W. Lamb
                                             -----------------------------------
                                          Its: Vice President/Finance
                                              ----------------------------------


                                          THE CHASE MANHATTAN BANK

                                          By:/s/Hollie Calderon
                                             -----------------------------------
                                          Its: Vice President
                                              ----------------------------------




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                                   SCHEDULE A

                            AMENDMENT NUMBER ONE TO
                                CREDIT AGREEMENT

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

         In connection with that certain Amendment Number One to Credit Agreement dated as of November 1, 2000 by and between Performance Technologies, Incorporated, a Delaware corporation (the "Borrower") and The Chase Manhattan Bank (the "Bank"), the Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties and covenants set forth in the Credit Agreement. Capitalized terms used but not defined herein shall have the same meanings given them in the Credit Agreement.

SECTION 7.04

         (a) The Borrower and certain of its officers and directors have been named as defendants in a series of class action lawsuits filed in the United States District Court for the Western District of New York on behalf of all purchasers of the common stock of the Company from February 2, 2000 through May 19, 2000, inclusive. The complaints allege that the Borrower and certain of its officers and directors issued false and misleading information concerning the Borrower's financial condition and future growth and that the Borrower and certain of its officers and directors violated the federal securities laws. Plaintiffs' counsel has agreed to consolidate their actions, have designated lead counsel and, to our knowledge, is currently awaiting court approval of that designation. Once that designation is approved, plaintiffs' counsel will be filing a consolidated amended complaint. The Borrower and its named officers and directors will then respond and/or make motions depending on their review and analysis of the consolidated amended complaint. The Borrower continues to deny any wrongdoing and intends to defend the allegations vigorously.

         (b) By notice dated November 21, 2000, the Borrower's Canadian indirect subsidiary, MicroLegend Telecom Systems, Inc. ("MicroLegend") was notified by Teleglobe, Inc. ("Teleglobe") of Teleglobe's intention to submit to arbitration a dispute concerning the question of whether MicroLegend breached the International Roaming Signaling Converter Project Agreement A11483 (the "Agreement") entered into in January 1997 by and between Teleglobe and MicroLegend by developing and/or selling or otherwise transferring to Alcatel USA Marketing, Inc., which in turn sold it to Deutsche Telecom and/or France Telecom and/or others, an international roaming signaling platform, or, whatever its precise designation, a product which substantially reproduces the Custom Product (as defined in the Agreement). In the notice, Teleglobe notified MicroLegend that it will seek from the arbitral tribunal a declaration that MicroLegend has breached the Agreement, compensatory damages in an amount to be later particularized and an order enjoining MicroLegend from continuing to breach the Agreement. Teleglobe reserved its right to seek provisional measures from a court of competent jurisdiction


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and/or from the arbitral tribunal, and to claim other damages, including punitive damages. MicroLegend is reviewing the allegations to determine its response to the demand for arbitration. Accordingly, the Borrower cannot at this time assess the potential liability, if any, that may arise out of the Teleglobe dispute.

SECTION 7.05

         (a) All references to financial statements in the Credit Agreement shall be revised to read "for the year ended December 31, 1999 and for the nine months ended September 30, 2000".

         (b) With respect to the representation that there are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material as to the Borrower and its subsidiaries taken as a whole but are not reflected in the financial statements or in the notes thereto, the Borrower hereby notifies the Bank of the uncertainty of the results of the class action litigation and demand for arbitration identified pursuant to Section 7.04 above.

SECTION 7.07

         (a) In connection with its acquisition of MicroLegend on December 10, 1999, the Borrower formed a wholly-owned subsidiary, 3688283 Canada, Inc. ("Canada Co."), a CBCA corporation, which acquired all of the issued and outstanding shares of capital stock of MicroLegend. As a result of the MicroLegend acquisition, MicroLegend is now a wholly-owned subsidiary of Canada Co., and MicroLegend, itself, has a wholly-owned subsidiary, MicroLegend Telecom Inc. ("MLNC"), a North Carolina corporation.

         In connection with tax planning matters, the Borrower, prior to December 31, 2000, will be forming a new wholly-owned subsidiary, PT North Carolina Corporation, a Delaware corporation that will qualify as a foreign corporation in the State of North Carolina and that will purchase from MLNC all of MLNC's assets and liabilities at which time MLNC will be liquidated and dissolved.

SECTION 7.08

         (a) Schedule 2 to the Credit Agreement is hereby amended to delete the references to U.S. Bancorp Leasing and Financial and City of Rochester and to add the information set forth on Schedule 2(a) attached hereto.

SECTIONS 9.04, 9.05, 9.06 AND 9.07

         (a) As previously reported to the Bank and as referenced in this Schedule, the Borrower acquired MicroLegend on December 10, 1999. In addition, as disclosed in reference to


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Section 7.07, the Borrower's indirect subsidiary, MLNC will be selling all of its assets to PT North Carolina Corporation.

SECTION 9.09

         (a) See description of subsidiary formation and structure referenced in response to Section 7.07 above.


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                                  SCHEDULE 2(a)

New Credit Obligations:

     o Borrower signed a Lease agreement with GE Capital on December 29, 1998 to lease Universal Surface Mount equipment. The lease began December 31, 1998 and has a four year term. The monthly payment is $6,776.46.

     o For the benefit of Microlegend Telecom Systems Inc., The Bank of Nova Scotia has issued an Irrevocable Standby Letter of Credit in the amount of Seventy-five Thousand Dollars (U.S.) to the landlord of the Raleigh NC office (Phoenix Limited Partnership of Raleigh, C/O Capital Associates). The initial date of expiry is January 20, 2001.

     o Microlegend Telecom has signed a two year vehicle lease for a PT Cruiser with 1278670 Ontario Inc BA Christie Chrysler. The lease began October 29, 2000 and ends September 29, 2002. The monthly payment is $715.25 (CDN).


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                          CERTIFICATE OF VICE PRESIDENT

                                       OF

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

         I, Dorrance W. Lamb, Vice President/Finance of Performance Technologies, Incorporated, a Delaware corporation ("Company"), do CERTIFY in connection with Amendment Number One to the Credit Agreement ("Amendment") between the Company and The Chase Manhattan Bank, as follows:

                  1. The resolutions attached to the Certificate of the Vice President/Finance, dated December 30, 1998, have not been rescinded or modified and remain in full force and effect. Those resolutions authorize the Amendment and authorize the execution of the Amendment, the transactions contemplated therein, and the execution and delivery of all documents thereunder.

                  2. The officers identified in the Certificate dated December 30, 1998 remain duly and validly elected and qualified to the offices of the Corporation set forth in the Certificate.

         IN WITNESS WHEREOF, I have executed this Certificate as of this 1st day of November, 2000.

                                                     /s/Dorrance W. Lamb
                                                     --------------------------
                                                     Dorrance W. Lamb
                                                     Vice President/Finance